Exhibit 99.1

AudioEye Strengthens Leadership Team with Appointment of Matthew Domeyer as Chief Financial Officer

TUCSON, Ariz. — June 18, 2026 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), an industry-leading digital accessibility company, today announced the appointment of Matthew Domeyer as Chief Financial Officer, effective July 20, 2026.

"We are thrilled to welcome Matt to the AudioEye team," said Kelly Georgevich, Chief Executive Officer of AudioEye. "Matt brings deep expertise across financial operations, SEC reporting, and strategic planning, along with a track record of producing results in public company environments. I look forward to partnering with him as we continue to scale and execute on our growth objectives."

Mr. Domeyer will join AudioEye as the Company continues to build on 41 consecutive quarters of sequential revenue growth, $41.2 million of Annual Recurring Revenue, and continues to build on its track record of operating margin and cash flow improvement.

"I am excited to join AudioEye at such a pivotal time for the Company," said Matthew Domeyer. "AudioEye has established a clear leadership position in digital accessibility. The regulatory and market tailwinds, along with AI initiatives underway, make this an extraordinary time to join the Company. I look forward to working closely with Kelly and the leadership team to build on that foundation as we move into the next phase of growth."

Drawing on nearly 20 years of finance experience, Mr. Domeyer most recently served as Corporate Controller of Flexsteel Industries, Inc. (Nasdaq: FLXS), a publicly traded residential furniture manufacturer, where he played a key role in managing the company’s financial operations. Prior to that, he held senior finance leadership roles at Upsher-Smith Laboratories, Inc., partnering with business leaders to drive operational efficiency and financial performance. Earlier in his career, he spent eight years at PricewaterhouseCoopers, providing audit and advisory services to private equity-backed, family-owned, and publicly traded multinational organizations across a range of industries.

About AudioEye

AudioEye exists to ensure the digital future we build is accessible. The gold standard for digital accessibility, AudioEye's comprehensive solution combines industry-leading AI automation technology with expert fixes informed by the disability community. This powerful combination delivers industry-leading protection, ensuring businesses of all sizes - including over 127,000 customers such as Samsung, Lands’ End, and Samsonite - meet and exceed compliance standards. With 25 US patents, AudioEye's solution includes 24/7 accessibility monitoring, automated WCAG issue testing and fixes, expert testing, developer tools, and legal protection, empowering organizations to confidently create accessible digital experiences for all.

Forward-Looking Statements

All statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "confident", "intend", "plan", "will", "expects", "estimates", "projects", “continue”, "positioned", "strategy", "outlook" and similar words. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye's revenue and financial performance; sales channels and offerings; the Company's ability to attract and retain key personnel; product development and technological changes; the acceptance of AudioEye's products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management's view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof.

Media Contact

Sierra Thomas

sierra.thomas@audioeye.com

Investor Contact

Tom Colton

Gateway Group, Inc.

AEYE@gateway-grp.com

949-574-3860